UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2008

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa 52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 15, 2008, MidWestOne Financial Group, Inc. (the “Company”) issued a press release related to it having received preliminary approval to participate in the U.S. Treasury Department’s Capital Purchase Program. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated by reference.

ADDITIONAL INFORMATION

The Company intends to file with the SEC a definitive proxy statement concerning a proposed amendment to its articles of incorporation to authorize the issuance of preferred stock, approval of which is a prerequisite to the Company’s participation in the Capital Purchase Program. The proxy statement will be distributed to the Company’s shareholders in connection with a special meeting of shareholders. Shareholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement and the other relevant materials when they become available. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov). The directors and executive officers of the Company and its subsidiaries are participants in the solicitation of proxies in favor of the approval of the proposed amendment to the Company’s articles from the shareholders of the Company. Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of shareholders filed with the SEC on May 22, 2008. Additional information regarding the interests of such participants will be included in the proxy statement for the special meeting when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: December 15, 2008	By:	/s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer